Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of September     , 2009, between Atheros Communications, Inc., a Delaware corporation (“Parent”), Iceman Acquisition One Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Subsidiary One”), Iceman Acquisition Two LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Subsidiary Two”), and the undersigned stockholder (the “Stockholder”) of Intellon Corporation, a Delaware corporation (the “Company”).

WHEREAS, concurrently herewith, Parent, Merger Subsidiary One, Merger Subsidiary Two and the Company (together, the “Parties”) will enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Parties have agreed that Parent will acquire the Company through a merger of Merger Subsidiary One with and into the Company (the “First Step Merger”) in accordance with Delaware Law, with the Company continuing as the surviving corporation (the “Interim Surviving Corporation”) whereby at the Effective Time (as such term is defined in the Merger Agreement) all of the outstanding shares of capital stock of the Company (the “Company Stock”) shall cease to exist and shall become and convert into the right to receive a portion of the Merger Consideration (as such term is defined in the Merger Agreement) as set forth in the Merger Agreement;

WHEREAS, immediately following the Effective Time, subject to the satisfaction of certain requirements set forth in the Merger Agreement and upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of Delaware Law, the Interim Surviving Corporation shall be merged with and into Merger Subsidiary Two (the “Second Step Merger” and, together with the First Step Merger, the “Merger”), the separate corporate existence of the Interim Surviving Corporation shall thereupon cease and Merger Subsidiary Two shall continue as the surviving entity and wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder owns (either beneficially or of record) the securities of the Company as is indicated on Schedule A of this Agreement;

WHEREAS, the Stockholder acknowledges that he, she or it has received and reviewed a copy of the Merger Agreement; and

WHEREAS, as an inducement and a condition to the willingness of Parent, Merger Subsidiary One and Merger Subsidiary Two to enter into the Merger Agreement, Parent, Merger Subsidiary One and Merger Subsidiary Two require that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, agreements and covenants set forth herein and in the Merger Agreement, Parent, Merger Subsidiary One, Merger Subsidiary Two and the Stockholder, each intending to be legally bound, hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “beneficial ownership” shall be as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b) “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated for any reason or (ii) such date and time as the First Step Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

(c) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d) “Shares” shall mean (i) all securities of the Company (including all shares of Company Common Stock, Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Stock) beneficially owned by the Stockholder as of the date hereof, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock, Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company Stock) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e) “Transfer”. A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions. Except as expressly contemplated by this Agreement in connection with the Merger, the Stockholder shall not cause or permit any Transfer of any of the Shares during the term of this Agreement.

(b) Permitted Transfers. Section 2(a) shall not prohibit a Transfer of any Shares by the Stockholder: (i) if the Stockholder is an individual, (X) to any member or members of the Stockholder’s immediate family or to trusts for the benefit of such persons, (Y) upon death of the Stockholder or (Z) pursuant to a sales plan entered into prior to the date hereof pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as copy of which as been provided to Parent; (ii) if Stockholder is a partnership or limited liability company, to one or more partners or members of the Stockholder or to an affiliated corporation, partnership or limited liability company under common control with the Stockholder; or (iii) if Stockholder is the trustee of a trust, to one or more beneficiaries of such trust; provided that, a transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of the Agreement. No such Transfer shall constitute or result in a release of any transferor from any of its obligations under this Agreement, and following any such Transfer the transferor shall remain jointly and severally liable with the transferee for any breach of the Agreement by the transferee.

(c) Transfer of Voting Rights. The Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and, in the event the Company determines to seek stockholder action or approval by written consents, on every such action or approval by written consent of the stockholders of the Company, the Stockholder (solely in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i) in favor of the Merger, the adoption, execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof, and each of the actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof or thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action or agreement that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

(b) The Stockholder agrees that the Shares that are entitled to be voted shall be voted (or cause to be voted) as set forth in Section 3(a) whether or not the Stockholder’s vote, consent or other approval is sought on only one or any combination of the matters set forth in clauses (i)-(iii) of Section 3(a) above and at any time following the date of this Agreement but prior to the Expiration Date.

(c) In the event that a meeting of the stockholders of the Company is held prior to the Expiration Date, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(d) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement Not to Exercise Appraisal Rights. The Stockholder shall not exercise any rights (including, without limitation, under Section 262 of Delaware Law) to demand appraisal of any Shares that may arise with respect to the Merger.

5. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder in his or her capacity as a director or officer of the Company or any designee, employee, representative or affiliate of the Stockholder who is a director or officer of the Company from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).

6. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a limited irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares. If for any reason the Proxy granted pursuant to this Agreement is not irrevocable, then the Stockholder agrees to vote the Shares that are then entitled to vote in accordance with Section 3 of this Agreement. Upon the Expiration Date, the Proxy shall terminate automatically without any further action by any party hereto.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

8. Representations and Warranties of the Stockholder.

(a) Organization; Power; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy and, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder, if applicable, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement and, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. The Stockholder has full power and authority to bind any and all of its affiliates whose shares of Company Stock are or may deemed to be beneficially owned by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

(b) No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution by the Stockholder of this Agreement or the performance by the Stockholder of its obligations hereunder. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the material terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (iii) materially violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.

(c) Ownership of Shares. The Stockholder (i) is the record or beneficial owner of the Shares indicated on Schedule A of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, or any other third party rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under Applicable Law or arising hereunder), (ii) is the owner of options that are exercisable for the number of Shares indicated on Schedule A of this Agreement, all of which options and Shares issuable upon the exercise of such options are free and clear of any Encumbrances (except any Encumbrances arising under Applicable Law or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of the Company other than the Shares, options to purchase Shares, and Shares issuable upon the exercise of such options, indicated on Schedule A of this Agreement.

(d) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, overtly threatened against or affecting, the Stockholder or any of its, his or her properties or assets (including the Shares) that could reasonably be expected to impair the ability of the Stockholder to perform its, his or her obligations hereunder.

(e) No Finder’s Fees. Except as described in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by the Stockholder.

(f) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

9. No Solicitation; Notification.

(a) No Solicitation. The Stockholder understands and acknowledges the obligations of the Company under Section 6.5 of the Merger Agreement and agrees that the Stockholder (solely in the Stockholder’s capacity as such) shall not, and shall not authorize any investment banker, attorney or other advisor or representative retained by the Stockholder to, directly or indirectly, take any action or omit to take any action in contravention of such obligations.

(b) Notice of Certain Events. The Stockholder agrees to notify Parent within a reasonable time (but in any event within two (2) Business Days) of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Stockholder set forth herein.

10. Insider Information. The Stockholder acknowledges that, in its, his or her position with the Company, it, he or she has become privy to material non-public information related to Parent.

11. Merger Agreement. The Stockholder acknowledges that he, she or it has received and reviewed a copy of the Merger Agreement. The Stockholder has adequate information concerning the business and financial condition of the Company and Parent to make an informed decision regarding the Merger Agreement, the Merger and the execution of this Agreement, and has independently, without reliance upon Parent, Merger Subsidiary One or Merger Subsidiary Two and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that Parent, Merger Subsidiary One and Merger Subsidiary Two have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Stockholder acknowledges that the agreements contained herein with respect to the Shares by the Stockholder are irrevocable.

12. Public Disclosure. The Stockholder shall not make any public statements that are intended, or could reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the Company Stockholders’ approval thereof without the express written consent of Parent, except as required by law. The preceding sentence is not intended to prevent the Stockholder from discussing the transactions contemplated herein with its, his or her family members, beneficiaries, partners, members, shareholders, directors, officers, agents, affiliates or advisors, as applicable.

13. Disclosure. Parent is permitted to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that, Parent shall provide the Stockholder, the Company and Dechert LLP, Company counsel, reasonable opportunity to review and comment on such disclosure and Parent shall give reasonable consideration to any comments made by the Stockholder, the Company or Dechert LLP.

14. Further Assurances. Subject to the terms and conditions of this Agreement, (a) the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to fulfill such Stockholder’s obligations under this Agreement and (b) Parent shall use commercially reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done, all things reasonably necessary to fulfill its obligations under this Agreement.

15. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 15 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any material breach, prior to the Expiration Date, of any covenant contained in this Agreement.

16. Miscellaneous.

(a) Successors and Assigns. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and permitted assigns of such party, whether or not so expressed. None of the parties may assign, transfer or delegate any of their respective rights or obligations under this Agreement, by operation of law or otherwise, without the consent in writing of the Parent and the Stockholder provided, that (i) Parent may, without obtaining the prior written consent of the Stockholder, assign any of its rights, or delegate any of its obligations under this Agreement to any affiliate of Parent to which Parent has assigned its rights under, and in accordance with, the Merger Agreement, provided, that such affiliate agrees in writing, reasonably satisfactory in form and substance to the Stockholder, to be bound by all of the terms of this Agreement, and (ii) the Stockholder may, without obtaining the prior written consent of Parent, assign any of its rights, or delegate any of its obligations under this Agreement to (X) any successor of the Stockholder by merger or otherwise, or (Y) the purchaser of all or substantially all of the assets (if such assets include all of the Shares) of the Stockholder and the purchaser agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of the Agreement; and provided further, that such assignment or delegation has been made in good faith and has not been made for the purpose of avoiding or frustrating any of the assigning or delegating party’s obligations hereunder. No such assignment or delegation shall constitute or result in a release of the assigning or delegating party from any of its obligations under this Agreement, and following any such assignment or delegation, the assigning or delegating party shall remain jointly and severally liable with the assignee or delegee for any breach of the Agreement by the assignee or delegee. Each of Parent and the Stockholder shall execute such acknowledgements of such assignments in such forms as the other may from time to time reasonably request. Any purported assignment or delegation of rights or obligations in violation of this Section 16(a) shall be void and of no force or effect.

(b) Amendments; No Waiver. Subject to applicable law, any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in case of a waiver, by each party against whom the waiver is to be effective. No course of dealing and no failure or delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of any term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c) Specific Performance. The parties hereto agree that irreparable damage would occur to the parties in the event that the provisions contained in this Agreement were not performed by the other parties in accordance with its specific terms or were otherwise breached by the other parties. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties are entitled at law or in equity.

(d) Notices. All notices, requests, demands, consents and other communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, by overnight prepaid courier or by facsimile (receipt confirmed):

if to Parent, Merger Subsidiary One and Merger Subsidiary Two:

Atheros Communications, Inc.

5480 Great America Parkway

Santa Clara, CA 95054

Attention: Craig H. Barratt

Facsimile: (408) 738-2849

if to Company:

Intellon Corporation

5955 T.G. Lee Blvd.

Orlando, FL 32822

Attention: Charles Harris

Facsimile: (407) 428-2871

if to the Stockholder, to the address set forth on the signature page hereto.

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

(e) Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith nor be relied upon other than the parties hereto and their permitted successors or assigns.

(f) Governing Law. This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including, without limitation, the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by Delaware Law (without giving effect to the conflicts of laws provisions thereof). Unless otherwise explicitly provided in this Agreement, any action, claim, suit or proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each such court, and each appellate court located in the State of Delaware, in connection with any such proceeding; (ii) agrees that each such court shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(g) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(h) Entire Agreement. This Agreement, the Proxy and the documents and instruments and other agreements between the parties hereto as contemplated by or referred to herein, and other Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(i) Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties’ rights and privileges shall be enforceable to the fullest extent permitted by Applicable Law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, such court has the power to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carry out the intentions of the parties hereto under this Agreement and, in the event that such court does not exercise such power, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

(j) Interpretation. For purposes of this Agreement, the following rules of interpretation apply:

(i) Descriptive Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

(ii) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(iii) Section and Similar References. Unless the context otherwise requires, all references in this Agreement to any “Section,” “Schedule” or “Exhibit” are to the corresponding Section, Schedule or Exhibit of this Agreement.

(iv) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(l) Counterparts; Execution. This Agreement may be executed in counterparts and the exchange of signature pages to this Agreement (in counterparts or otherwise) by facsimile transmission or other electronic transmission (including in the form of a .PDF file) shall be sufficient to bind the parties to the terms and conditions of this Agreement. The Stockholder is signing this Agreement for itself and each of its affiliated parties whose Shares are deemed to be beneficially owned by the Stockholder for purposes of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the date first above written.

ATHEROS COMMUNICATIONS, INC.	STOCKHOLDER:

[ ]

By:	By:

Name:	Name:

Title:	Address:

ICEMAN ACQUISITION ONE CORPORATION

By:

Name:

Title:

ICEMAN ACQUISITION TWO LLC

By:

Name:

Title:

SIGNATURE PAGE TO SUPPORT AGREEMENT

Schedule A

Shares Beneficially Owned

Name of Stockholder	Number of Shares	Class of Stock

SA-1

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Intellon Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Atheros Communications, Inc., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Support Agreement of even date herewith by and among Parent, Merger Subsidiary One, Merger Subsidiary Two (as defined below) and the undersigned stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Iceman Acquisition One Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary One”), Iceman Acquisition Two LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Subsidiary Two”) and the Company. The Merger Agreement provides for the merger of Merger Subsidiary One with and into the Company in accordance with its terms (the “First Step Merger”).

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated for any reason and (ii) such date and time as the First Step Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Support Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and, in the event the Company determines to solicit written consents in lieu of any such meeting, in every such written consent: (i) in favor of the Merger, the adoption, execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof, and each of the actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof or thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the

A-

Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action or agreement that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement or the Voting Agreement. The undersigned agrees that the Shares that are entitled to be voted shall be voted (or cause to be voted) as set forth in this paragraph whether or not the undersigned’s vote, consent or other approval is sought on only one or any combination of the matters set forth in (i)-(iii) above and at any time following the date hereof.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2009	STOCKHOLDER:

[NAME]

By:

Name:

Address:

A-